EXHIBIT 23.2


                            INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The St. Paul Companies, Inc.:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Incorporation of Documents by Reference" in the registration statement. Our report which appears in the Form 8-K of The St. Paul Companies, Inc. filed with the Securities and Exchange Commission on October 6, 1998, states the consolidated financial statements of USF&G Corporation, a wholly-owned subsidiary of The St. Paul Companies, Inc., which statements reflect total assets constituting 43 percent and 41 percent as of December 31, 1997 and 1996 and total revenues constituting 35 percent, 38 percent and 41 percent for the years ended December 31, 1997, 1996 and 1995, respectively, of the related consolidated totals were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for USF&G Corporation, is based solely on the report of such other auditors.

                                   /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
November 24, 1998